UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016 (August 30, 2016)

AXIALL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200, Atlanta, GA		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 395-4500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Introduction

On August 31, 2016, Westlake Chemical Corporation, a Delaware corporation (“Westlake”) completed its previously announced acquisition of Axiall Corporation, a Delaware corporation (the “Company”). Pursuant to the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 10, 2016, by and among Westlake, the Company and Lagoon Merger Sub, Inc., a Delaware corporation that is a wholly-owned subsidiary of Westlake (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Westlake.

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares held in treasury by the Company or owned by Westlake or any of its wholly-owned subsidiaries (which were cancelled) and shares owned by stockholders who properly exercised and perfected a demand for appraisal rights under Delaware law), was cancelled and converted into the right to receive $33.00 in cash, without interest (the “Merger Consideration”).

Additionally, pursuant to the Merger Agreement, at the Effective Time, any outstanding and unexercised Company stock options, whether or not vested, were converted into the right to receive a cash payment equal to the Merger Consideration minus the applicable exercise price, except for any such Company stock option with an exercise price equal to or greater than $33.00, which was cancelled for no consideration. Any outstanding or payable Company awards (other than Company stock options) under any Company stock plans are being assumed by Westlake and converted into restricted stock units in respect of Westlake’s common stock (“Westlake Common Stock”), with the same terms and conditions (including with respect to dividend equivalent rights, if any), except that upon settlement the award holder will receive the greater of (1) the value of the Merger Consideration with respect to the shares of Company Common Stock related to the award prior to the Effective Time and (2) the value of the Westlake Common Stock. To the extent permitted by the applicable terms and conditions of the outstanding or payable Company awards, Westlake intends to settle these restricted stock units in respect of Westlake’s Common Stock in cash and not shares of Westlake Common Stock. Any account balances under any Company benefit plan that provides for the deferral of compensation and represents amounts notionally invested in Company Common Stock or otherwise provides for distributions or benefits calculated based on the value of Company Common Stock were converted into the right to receive an amount in cash calculated based on the Merger Consideration.

The description of the Merger and the Merger Agreement contained in this Introduction does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2016.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Merger, at the Effective Time, the Company terminated each of (i) the Credit Agreement dated as of February 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time), by and among Axiall Holdco, Inc. and Barclays Bank PLC, as administrative agent and collateral agent (the “Term Credit Facility”) and (ii) the Second Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time) dated as of December 17, 2014, by and among the Company, Eagle Spinco Inc., Royal Group, Inc., the other persons party thereto that are designated as credit parties, each of the lenders identified on the signature pages thereof, and Wells Fargo Capital Finance, LLC, as agent for the lenders party thereto (the “ABL Credit Facility” and, together with the Term Credit Facility, the “Credit Facilities”). In connection with the termination of the Term Credit Facility and ABL Credit Facility, the Company repaid obligations under the Credit Facilities, and all obligations (other than obligations that, by their express terms, survive termination of the applicable Credit Facility) were satisfied and paid in full, all guarantees were released and terminated, all security interests granted under the applicable Credit Facility were released, terminated and of no further force and effect, and all other loan documents entered into in connection with the applicable Credit Facility were terminated and of no further force or effect (other than provisions of such documents that, by their express terms, survive termination of the applicable Credit Facility and certain related letters of credit and swap contracts).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introduction is incorporated into this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company requested that the New York Stock Exchange (the “NYSE”) suspend the trading of Company Common Stock immediately prior to market open on August 31, 2016, remove Company Common Stock from listing on the NYSE, and file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of Company Common Stock and the deregistration of Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of Company Common Stock and suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

Upon the Effective Time, holders of Company Common Stock immediately prior to the Effective Time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration). The information set forth under the Introduction and Item 3.01 is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth under the Introduction is incorporated into this Item 5.01 by reference. As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Westlake. The aggregate amount of funds required for the payment of the Merger Consideration was approximately $2.2 billion, which was funded through a combination of Westlake cash and cash equivalents on hand, proceeds from borrowings under its unsecured revolving credit agreement dated as of August 23, 2016, among Westlake, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, National Association, as administrative agent and proceeds of its offering of $750,000,000 aggregate principal amount of 3.600% senior unsecured notes due 2026 and $700,000,000 aggregate principal amount of 5.000% senior unsecured notes due 2046 pursuant to that certain Eighth Supplemental Indenture, dated as of August 10, 2016, among Westlake, the subsidiary guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation and bylaws of the Company in effect immediately prior to the Effective Time were amended and restated in their entirety. The Company’s amended and restated certificate of incorporation and bylaws are filed as Exhibits 3.1 and 3.2, respectively, hereto, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 30, 2016, the Company held a Special Meeting of its stockholders (“Special Meeting”). At the Special Meeting, three proposals were submitted to, and approved by, the Company’s stockholders. Each proposal is described in more detail in the Company’s definitive proxy statement filed with the SEC on August 1, 2016. The final voting results for each proposal are set forth below.

	Voted For	Voted Against	Abstained	Broker Non-Votes
Proposal 1 – To adopt the Agreement and Plan of Merger, dated June 10, 2016, by and among the Company, Westlake and Merger Sub, pursuant to which Merger Sub will merge with and into the Company.	54,073,485	42,298	286,840	0
Proposal 2 – To approve, on a non-binding advisory basis, the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the Merger.	35,768,823	18,138,999	494,801	0
Proposal 3 – To approve the adjournment of the special meeting, if necessary and subject to the terms of the Merger Agreement, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.	51,338,203	2,774,829	289,591	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

2.1	Agreement and Plan of Merger, dated June 10, 2016, by and Axiall Corporation, Westlake Chemical Corporation and Lagoon Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Axiall Corporation’s Current Report on Form 8-K filed with the SEC on June 13, 2016)*
3.1	Second Restated Certificate of Incorporation of Axiall Corporation
3.2	Third Amended and Restated Bylaws of Axiall Corporation

* Certain exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2016

AXIALL CORPORATION

By:	/s/ Albert Chao

Name:	Albert Chao
Title:	President

Exhibit Index

Number	Exhibit

2.1	Agreement and Plan of Merger, dated June 10, 2016, by and Axiall Corporation, Westlake Chemical Corporation and Lagoon Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Axiall Corporation’s Current Report on Form 8-K filed with the SEC on June 13, 2016)*
3.1	Second Restated Certificate of Incorporation of Axiall Corporation
3.2	Third Amended and Restated Bylaws of Axiall Corporation

* Certain exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.